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                                                                    EXHIBIT 23.1



                       Consent of Independent Accountants




We consent to the incorporation by reference in the registration statements (Nos. 33-45396 and 333-26567) on Form S-8 of Ross Cosmetics Distributions Centers, Inc. and Tristar Corporation, respectively, of our report dated December 19, 1997, on our audit of the consolidated financial statements and financial statement schedule of Tristar Corporation and subsidiaries as of August 30, 1997, and for the year then ended, which report is included in this Annual Report on Form 10-K.




                                              Coopers & Lybrand L.L.P.


Dallas, Texas
December 19, 1997